Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-268372) of Cadrenal Therapeutics, Inc. of our report dated March 29, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ WithumSmith+Brown, P.C.
East Brunswick, New Jersey
March 29, 2023